               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                             DEAN WITTER JAPAN FUND




(A)  AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                     _                                            _
                    |        __________________________|
FORMULA:            |       |           |
                    |  /\ n |           ERV       |
          T  =      |    \  |      ------------- |  - 1
                    |     \ |           P       |
                    |      \|           |
                    |_                  _|

          T = AVERAGE ANNUAL COMPOUND RETURN
          n = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
          P = INITIAL INVESTMENT

                                                          (A)
   $1,000            ERV AS OF           NUMBER OF        AVERAGE ANNUAL         CUMULATIVE
INVESTED - P         31-May-97           YEARS - n      COMPOUND RETURN - T     TOTAL RETURN
------------         ---------           ---------      -------------------     ------------

 31-May-96             $868.90                1.00              -13.11%            -13.11%

 26-Apr-96             $843.80                1.10              -14.36%            -15.62%

(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                                             (B)                              (C)
   $1,000            EV AS OF               TOTAL            NUMBER OF        AVERAGE ANNUAL
INVESTED - P         31-May-97           RETURN - TR         YEARS - n      COMPOUND RETURN - t
------------         ---------           -----------         ---------      -------------------

 31-May-96             $914.70               -8.53%               1.00              -8.53%

 26-Apr-96             $879.00              -12.10%               1.10             -11.11%

(D)       GROWTH OF $10,000
(E)       GROWTH OF $50,000
(F)       GROWTH OF $100,000

FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION


                   TOTAL            (D)  GROWTH OF               (E)  GROWTH OF               (F)  GROWTH OF
INVESTED - P       RETURN - TR      $10,000 INVESTMENT - G       $50,000 INVESTMENT-G         $100,000 INVESTMENT - G
------------       -----------      ----------------------       --------------------         -----------------------

 26-Apr-96              -12.10              $8,790                       $43,950                       $87,900